UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 16, 2018

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 16, 2018, the Board of Directors (the “Board”) of Ameris Bancorp (the “Company”) amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to adopt a form of majority voting for directors and make certain other clarifying or conforming changes.

The Amended and Restated Bylaws provide that each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of votes cast in contested elections. For purposes of the amendment, a majority of the votes cast means that the number of shares voted “for” a nominee’s election must exceed the votes cast “against” such nominee’s election.

If a director nominee is not elected and the nominee is an incumbent director, then the director shall promptly tender his or her resignation to the Board.  The Corporate Governance and Nominating Committee of the Board (the “Committee”) will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the Committee’s recommendation and any other relevant factors, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election result.

If a director’s resignation is accepted by the Board, or if a director nominee is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy or may decrease the size of the Board in accordance with the applicable provisions of the Amended and Restated Bylaws.  If a director’s resignation is not accepted by the Board, then such director will continue to serve until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.

Prior to the amendment, the Bylaws of the Company, as then in effect, provided that directors were elected by a plurality vote in both contested and uncontested elections.

This description of the amendments adopted pursuant to the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Bylaws of the Company, as amended and restated effective January 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Operating Officer

Date: January 19, 2018